Exhibit (h)(40)

                     403(B) COMPREHENSIVE SERVICE AGREEMENT

                           THIS AGREEMENT IS BETWEEN

FIRSTAR FUNDS                           And     UNIVERSAL PENSIONS, INC.

With Offices At:                                A Minnesota Corporation With
                                                Offices at:

615 E. Michigan St.                             431 Golf Course Road North
Milwaukee, WI  53202                            P.O. Box 979
                                                Brainerd, Minnesota  56401

Hereinafter together with its                   Hereinafter called "UPI"
Affiliates called "Financial
Organization"

I.   THE TERM

     The Initial Term of this Service Agreement (Agreement) is three (3) years commencing with the Effective Date of this Agreement. Either party may terminate this Agreement effective at the expiration of the Initial Term or any extension thereof by giving the other party thirty (30) days prior written notice. If such written notice of termination is not given, then the Term shall be automatically extended thereafter for additional successive one (1) year terms unless and until terminated by either party giving the required thirty
(30) days notice.

II.  PRODUCTS OR SERVICES SELECTED

     The Financial Organization has selected the products and services designated below and agrees to pay UPI the corresponding fee for furnishing or rendering such products and services:

                                                      FEES
                                                      ----

                                          Enrollment         Annual

2.01      403(B) DOCUMENTS                $2,000.00         $750.00
          [X]  Salary Deferral Plan (Non-Title I)
               [X]  403(b)(7) Custodial Account Plan

III. DEFINITIONS AND FEE DESCRIPTIONS

     3.01 ENROLLMENT FEE: A fee assessed by UPI for the privilege of using the 403(b) plan document, the ancillary forms, the reference services as described below. The Enrollment Fee is due upon the effective date of this Agreement.

     3.02 ANNUAL SERVICE FEE: A yearly fee due on the anniversary of the effective date of this Agreement for the continued privilege of using the 403(b) plan document and ancillary forms and for receiving notices of amendments affecting the plan as outlined herein.

     3.03 AFFILIATES: The Financial Organization Affiliates are set forth in the attached Schedule A, which may be amended from time to time upon the mutual written consent of both parties.

IV.  PRODUCTS AND SERVICES DESCRIPTIONS

     UPI shall provide the following services in exchange for the fees described above:

     4.01  403(B) PLAN DOCUMENT AND ANCILLARY FORMS

           THE SERVICES:

           UPI shall provide the Financial Organization with the following 403(b) plan services.

           a. Grant to the Financial Organization the right to copy and otherwise use the UPI 403(b) plan document and the ancillary forms (the "Documents") to assist employers or 403(b) plan participants in establishing 403(b) plans. The Financial Organization may use the Documents only for the purpose of implementing 403(b) plans for customers of the Financial Organization who are adopting employers or 403(b) plan participants. The Financial Organization shall not use the Documents for any other purpose than stated above.

               1. Salary Deferral Plan (Non-Title I) Documents

                  (a) 403(b)(7) Custodial Account Agreement or Annuity
                      Endorsement (whichever is applicable)
                  (b) 403(b) Enrollment/Investment Form
                  (c) 403(b) Designation of Beneficiary Form
                  (d) 403(b) Transfer Request Form
                  (e) 403(b) Payout Request Form

               Documents are available on diskette in WordPerfect 6.0 format at no extra charge. Upon the Financial Organization's request, UPI will provide the diskette to the Financial Organization.

           b. Upon the Financial Organization's request, UPI shall make available to the Financial Organization additional consulting support and document customization. The fee for such services shall be based upon UPI's then current hourly rate for such services.

           c. UPI shall provide amendments for minor revisions to the Document resulting from law and regulatory changes affecting 403(b) plans. Such amendments shall be suitable for use with the Documents prior to any customization. At the Financial Organization's request, UPI will customize the amendments to suit the Financial Organization's needs. The fee for any document customization shall be based upon UPI's then current hourly rate for such services.

               UPI shall notify the Financial Organization of all major amendments to the Document required by fundamental regulatory and legislative changes affecting 403(b) plans. At the Financial Organization's request, any major changes required to be made to the Documents will be performed by UPI for the Financial Organization. The fee for such services shall be based upon UPI's then current hourly rate for such services. UPI shall have complete discretion in determining whether a change is major to minor.

          OTHER TERMS AND CONDITIONS:

           d. The Financial Organization acknowledges that all copyright ownership in the Documents and Reference Materials is vested in UPI. No Reference Materials may be reproduced in any manner without the express written consent of UPI. However, the Financial Organization acknowledges that such changes may cause the Documents to fail to be in compliance with laws and regulations applicable to 403(b) plans and accepts any and all liability arising from such changes.

           e. The Financial Organization agrees to provide UPI with all relevant facts, figures and circumstances necessary to enable UPI to design the Documents to meet the Financial Organization's needs and agrees to provide accurate information. UPI is not responsible for inaccurate information given.

V.   GENERAL PROVISIONS

     5.01 AGENCY RELATIONSHIP: By performing services under this Agreement, UPI acts only as an agent for the Financial Organization. The Financial Organization and UPI acknowledge and agree that nothing in this Agreement shall be construed as creating the status of UPI as plan administrator or other fiduciary, as those terms are defined in the Employee Retirement Income Security Act of 1974 (ERISA), as amended, with respect to the plans sponsored by the Financial Organization. The parties further acknowledge and agree that UPI shall not be deemed to be providing legal, investment, or tax advice to the Financial Organization as a result of the obligations undertaken by UPI as contemplated herein.

     5.02 SUCCESSOR ORGANIZATION: If the Financial Organization is merged with or bought by another organization, the successor organization may continue to receive the products and services set forth in this Agreement if it desires and UPI so consents.

     5.03 SEVERABILITY: Should any provision of this Agreement not be enforceable in any jurisdiction, the remainder of this Agreement shall not be affected thereby.

     5.04 FINANCIAL ORGANIZATION TO PROVIDE INFORMATION: The Financial Organization shall provide UPI with all requested information and figures, within the time period and in the manner prescribed by UPI, to enable UPI to perform its services. UPI shall rely on the accuracy and completeness of information submitted by the Financial Organization.

     5.05 SUPPLEMENTAL SERVICES: If services which are not covered by this Agreement are requested or required, then UPI shall charge an additional fee based on UPI's then current hourly rate. Any supplemental services shall not be performed without the Financial Organization's prior approval.

     5.06 NOTICES: All notices required or permitted by this Agreement shall be in writing. Any notice given shall be considered effective when actually received. Notice may be given to either party by United States mail, postage pre-paid and addressed to the attention of the party's authorized representative designated below. Either party may, in writing, notify the other of a change in the identity of the person to receive the notice.

     5.07 EFFECT OF WAIVER: The waiver by either party or the failure by either party to claim a breach of any of the provisions of this Agreement shall not be held to be a waiver of any subsequent breach or as affecting in any way the effectiveness of such provisions.

     5.08 AMENDMENTS: The parties may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

     5.09 FEE MODIFICATIONS: After the initial term of this Agreement, UPI shall have the right to modify any of the fees set forth herein as it deems appropriate. Fee modifications shall be preceded by thirty
           (30) days written notice to the Financial Organization.

     5.10 SALES TAX: The Financial Organization acknowledges that sales tax may be applicable, either now or in the future, to the products or services provided by UPI under the terms of this Agreement, and that such sales tax will be in addition to the fees set forth herein.

     5.11 INSURANCE LAWS: UPI makes no representations regarding compliance of its products or services with any state insurance laws. Further, UPI shall not be responsible for obtaining the approval of any state insurance authority on behalf of the Financial Organization.

     5.12 SECURITIES LAWS: UPI makes no representations regarding compliance of its products or services with any securities laws. Further, UPI shall not be responsible for obtaining the approval of any federal or state securities authority on behalf of the Financial Organization.

     5.13 ENTIRE AGREEMENT: The Financial Organization acknowledges that there are no agreements or understandings, written or oral, between itself and UPI with respect to the services which are to be rendered, other than as set forth herein and that this Agreement contains the entire agreement between the parties with respect thereto.

VI.  EFFECTIVE DATE:  The effective date of this Agreement is May 4, 1998.

VII. SIGNATURES:


     FIRSTAR FUNDS                           Universal Pensions, Inc.

     /s/ Mary Ellen Stanek                   /s/ Thomas G. Anderson
     --------------------------------        --------------------------------
     Authorized Signature                    Authorized Signature


     Mary Ellen Stanek                       Thomas G. Anderson
     --------------------------------        --------------------------------
     Name of Individual (Please Type)        Name of Individual (Please Type)


     Vice President                          President
     --------------------------------        --------------------------------
     Title                                   Title


     4-23-98                                 May 4, 1998
     --------------------------------        --------------------------------
     Date                                    Date



                                    SCHEDULE A

Financial Organization has no parents. The following list sets forth the name of each Affiliate for purposes of the Comprehensive Service Agreement.

1  Firstar Bank Milwaukee, National Association
1  Firstar Bank Wisconsin
1  Firstar Bank Wausau, National Association
1  Firstar Bank Iowa, National Association
1  Firstar Bank Burlington, National Association
1  Firstar Bank Minnesota, National Association
1  Firstar Bank Illinois
1  Firstar Bank U.S.A., National Association
1  Firstar Metropolitan Bank & Trust
1  Firstar Trust Company
1  Firstar Trust Company of Florida, National Association
1  Firstar Investment Research & Management Company, LLC
1  Firstar Insurance Services, LLC
2  Firstar Investment Services, Inc.
1  Firstar Title Corp.
2  Firstar Community Investment Corporation
2  Firstar Equipment Finance Corporation
2  CSFM Corporation
2  Firstar Home Mortgage Corporation
2  Firstar Information Services Corporation
1  Banks of Iowa Capital Corporation
2  DPC of Milwaukee, Inc.
2  Firstar Trade Services Corporation
3  Firstar Trade Services Limited
2  Milwaukee Capital Corporation
4  Wisconsin Capital Corporation
1  American Credit Corporation

Notes
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1  Subsidiary of Firstar Corporation
2  Subsidiary of Firstar Bank Milwaukee, National Association
3  Subsidiary of Firstar Trade Services Corporation
4  Subsidiary of Firstar Bank Wisconsin